Exhibit 99.1
HALLIBURTON ANNOUNCES FOURTH QUARTER 2025 RESULTS
•Net income of $0.70 per diluted share.
•Adjusted net income of $0.69 per diluted share1.
•Revenue of $5.7 billion and operating margin of 13%.
•Adjusted operating margin2 of 15%.
•Cash flow from operations of $1.2 billion and free cash flow3 of $875 million.
•Full year share repurchases of $1 billion.
•Full year 85% return of free cash flow to shareholders.
HOUSTON – January 21, 2026 – Halliburton Company (NYSE: HAL) announced today net income of $589 million, or $0.70 per diluted share, for the fourth quarter of 2025 and adjusted net income4, excluding “Impairments and other charges” and tax adjustments, of
$576 million, or $0.69 per diluted share. This compares to net income for the third quarter of
2025 of $18 million, or $0.02 per diluted share, and adjusted net income, excluding
“Impairments and other charges” and other items, of $496 million, or $0.58 per diluted share. Halliburton’s total revenue for the fourth quarter of 2025 was $5.7 billion, compared to total revenue of $5.6 billion in the third quarter of 2025. Operating income was $746 million in the fourth quarter of 2025, compared to operating income of $356 million in the third quarter of 2025. Excluding “Impairments and other charges”, adjusted operating income5 in the fourth quarter of 2025, was $829 million, compared to adjusted operating income of
$748 million in the third quarter of 2025.
Total revenue for the full year of 2025 was $22.2 billion, compared to 2024 revenue of $22.9 billion. Operating income for 2025 was $2.3 billion, compared to 2024 operating income of
$3.8 billion. Excluding “Impairments and other charges”, adjusted operating income for the full year of 2025 was $3.1 billion, compared to 2024 adjusted operating income of $3.9 billion.
“I am pleased with Halliburton’s fourth quarter performance and the way we closed out 2025.
We outperformed our expectations and it is clear that Halliburton’s strategy and value proposition deliver differentiated results,”  commented Jeff Miller, Chairman, President and
CEO.
“Halliburton’s international business is strong. Our collaborative value proposition is winning, our technology is delivering and our growth engines are aligned with the evolution of the market.
"In North America, we will continue our Maximize Value strategy. I expect North America is the first to respond when macro fundamentals improve.
“I am confident in the outlook for our business and Halliburton’s ability to deliver leading returns and capitalize on future growth opportunities,” concluded Miller.
Operating Segments
Completion and Production
Completion and Production revenue in the fourth quarter of 2025 was $3.3 billion, flat sequentially, while operating income was $570 million, an increase of $56 million, or 11%.
Revenue improvements driven by higher year-end completion tool sales globally, improved cementing activity in the Western Hemisphere and Africa, and increased well intervention services internationally were offset by lower stimulation activity in the Western Hemisphere.
Operating income increased due to activity mix improvements from completion tool sales in the Western Hemisphere and Europe and cementing activity in Europe/Africa, and well intervention activity resuming in the Middle East.
Drilling and Evaluation
Drilling and Evaluation revenue in the fourth quarter of 2025 was $2.4 billion, flat sequentially, while operating income was $367 million, an increase of $19 million, or 5%.
Revenue improvements driven by higher wireline activity in the Eastern Hemisphere and increased year-end software sales in Latin America and Middle/East Asia were offset by lower fluid services in North America and decreased drilling services in Middle East/Asia.
Operating income increased due to improved activity mix from wireline activity in the Eastern
Hemisphere and year-end software sales.
Geographic Regions
North America
North America revenue in the fourth quarter of 2025 was $2.2 billion, a decrease of 7%
sequentially. This decline was primarily driven by lower stimulation activity in US Land and
Canada, decreased fluid services in the Gulf of America, and lower well intervention services in US Land. Partially offsetting these decreases were improved cementing activity and higher completion tool sales in US Land and the Gulf of America.
International
International revenue in the fourth quarter of 2025 was $3.5 billion, an increase of 7% when compared to the third quarter of 2025.
Latin America revenue in the fourth quarter of 2025 was $1.1 billion, an increase of 7%
sequentially. This increase was primarily driven by higher completion tool sales in Brazil and the Caribbean, and higher software sales in Mexico. Partially offsetting these increases were lower activity across multiple product service lines in Mexico and decreased stimulation activity in Argentina.
Europe/Africa/CIS revenue in the fourth quarter of 2025 was $928 million, an increase of
12% sequentially. This increase was primarily driven by higher completion tool sales in the
North Sea, improved well construction activity and increased wireline activity in Africa, and higher stimulation activity in Angola.
Middle East/Asia revenue in the fourth quarter of 2025 was $1.5 billion, an increase of 3%
sequentially. This improvement was primarily driven by increased well intervention services and higher stimulation activity in Saudi Arabia, improved well construction activity in
Indonesia, higher completion tool sales in Asia, and improved stimulation activity in United
Arab Emirates. Partially offsetting these increases were lower completion tool sales and decreased drilling activity in Saudi Arabia, and lower stimulation activity in Qatar and
Australia.
Other Financial Items
During the fourth quarter of 2025, Halliburton:
•Repurchased $250 million of its common stock.
•Retired $382 million of its 3.8% senior notes due November 2025.
•Paid dividends of $0.17 per share.
•Spent $42 million on SAP S4 migration.
Selective Technology & Highlights
•Halliburton, a global leader in energy services and technology, and VoltaGrid, a leading provider of distributed power and energy solutions, have signed an agreement to establish a strategic collaboration focused on delivering distributed power generation solutions for data centers worldwide, with the initial roll-out targeted for the Middle East. The companies have secured manufacturing for 400 megawatts of modular natural gas power systems for delivery in 2028 to support the development of data centers across the Eastern Hemisphere. This investment demonstrates the companies’ commitment to focus on innovative, sustainable energy solutions that meet evolving global infrastructure requirements.
•Halliburton signed a framework agreement to provide umbilical-less tubing hanger installation and retrieval services using the Remote Operated Controls Systems
(ROCS) technology to Shell. ROCS is a compact, umbilical-less control system that replaces conventional hydraulic setups, which can reduce surface pressure risks and minimize personnel exposure. Deployed in the Norwegian Continental Shelf, West
Africa, and the Gulf of America, ROCS set a recent global benchmark with the installation of a tubing hanger at 8,458 ft—the deepest umbilical-less operation to date.
•Halliburton launched the StreamStar™ wired drill pipe interface system, a breakthrough solution that delivers real-time, high-speed data and continuous downhole power. This system enables faster, more accurate decisions and improves orchestrated closed-loop automation. The StreamStar™ system is the first of its kind to minimize the use of downhole generators and lithium batteries. This allows a shorter, more compact bottomhole assembly design that places sensors closer to the bit for improved measurements and reliability. The result is faster, more accurate decisions that deliver reduced well construction time.
•Halliburton released LOGIX™ unit vitality, in addition to the LOGIX™ automation and remote operations family of solutions. The system monitors cementing equipment in real-time, prepares for upcoming jobs, and provides direct insight into equipment operation and performance. The system connects critical cement unit components to intelligent controllers and monitors more than 400 real-time parameters to ensure optimal performance.
•Halliburton was awarded an Integrated Drilling Services contract in OML 144 offshore
Nigeria by Shell Nigeria Exploration and Production Company (SNEPCo), in
collaboration with Sunlink Energies. Halliburton will support the HI gas field development for feed gas supply to the Nigeria LNG Train 7 facility. Halliburton’s
Project Management team will support the drilling execution and provide integrated services to deliver end-to-end solutions.

(1)	Adjusted net income per diluted share is a non-GAAP financial measure; please see definition of Adjusted Net Income Per Diluted Share in Footnote Table 3 and 4.

(2)	Adjusted operating margin is a non-GAAP financial measure; please see reconciliation of Operating Income to Adjusted Operating Income in Footnote Table 1 and 2.
(3)	Free cash flow is a non-GAAP financial measure; please see reconciliation of Cash Flows from Operating Activities to Free Cash Flow in Footnote Table 5.

(4)	Adjusted net income is a non-GAAP financial measure; please see reconciliation of Net Income to Adjusted Net Income in Footnote Table 3 and 4.

(5)	Adjusted operating income is a non-GAAP financial measure; please see reconciliation of Operating Income to Adjusted Operating Income in Footnote Table 1 and 2.
About Halliburton
Halliburton is one of the world’s leading providers of products and services to the energy industry. Founded in 1919, we create innovative technologies, products, and services that help our customers maximize their value throughout the life cycle of an asset and advance a sustainable energy future. Visit us at www.halliburton.com; connect with us on LinkedIn,
YouTube, Instagram, and Facebook.
Forward-looking Statements
The statements in this press release that are not historical statements are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company's control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: changes in the demand for or price of oil and/or natural gas, including as a result of development of alternative energy sources, general economic conditions such as inflation and recession, the ability of the OPEC+ countries to agree on and comply with production quotas, and other causes; changes in capital spending by our customers; the modification, continuation or suspension of our shareholder return framework, including the payment of dividends and purchases of our stock, which will be subject to the discretion of our Board of Directors and may depend on a variety of factors, including our results of operations and financial condition, growth plans, capital requirements and other conditions existing when any payment or purchase decision is made; potential catastrophic events related to our operations, and related indemnification and insurance; protection of intellectual property rights; cyber-attacks and data security; compliance with environmental laws; changes in government regulations and regulatory requirements, particularly those related to oil and natural gas exploration, the environment, radioactive sources, explosives, chemicals, hydraulic fracturing services, and climate-related initiatives; assumptions regarding the generation of future taxable income, and compliance with laws related to and disputes with taxing authorities regarding income taxes; risks of international operations, including risks relating to unsettled political conditions, war, the effects of terrorism, foreign exchange rates and controls, international trade and regulatory controls, tariffs, and sanctions, and doing business with national oil companies; weather-related issues, including the effects of hurricanes and tropical storms; delays or failures by customers to make payments owed to us; infrastructure issues in the oil and natural gas industry; availability and cost of highly skilled labor and raw materials; completion of potential dispositions, and acquisitions, and integration and success of acquired businesses and joint ventures. Halliburton's Form 10-K for the year ended December 31, 2024, Form 10-Q for the quarter ended September 30,
2025, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings discuss some of the important risk factors identified that may affect Halliburton's business, results of operations, and financial condition. Halliburton undertakes no obligation to revise or update publicly any forward-looking statements for any reason, except as required by law.
HALLIBURTON COMPANY
Condensed Consolidated Statements of Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Three Months Ended
	December 31,		September 30,
	2025	2024	2025
Revenue:
Completion and Production	$3,268	$3,178	$3,223
Drilling and Evaluation	2,389	2,432	2,377
Total revenue	$5,657	$5,610	$5,600
Operating income:
Completion and Production	$570	$629	$514
Drilling and Evaluation	367	401	348
Corporate and other	(66)	(65)	(64)
SAP S4 upgrade expense	(42)	(33)	(50)
Impairment and other charges (a)	(83)	—	(392)
Total operating income	746	932	356
Interest expense, net	(86)	(84)	(88)
Other, net (b)	(25)	(55)	(49)
Income before income taxes	635	793	219
Income tax provision (c)	(46)	(179)	(199)
Net income	$589	$614	$20
Net (income) loss attributable to noncontrolling interest	—	1	(2)
Net income attributable to Company	$589	$615	$18

Basic and diluted net income per share	$0.70	$0.70	$0.02
Basic weighted average common shares outstanding	839	875	849
Diluted weighted average common shares outstanding	840	875	850

(a)	See Footnote Table 1 for details of the impairments and other charges recorded during the three months ended December 31, 2025 and September 30, 2025.
(b)	During the three months ended September 30, 2025, Halliburton incurred a charge of $23 million due to the impairment of an investment in Argentina.
(c)
The income tax provision during the three months ended December 31, 2025, includes an $86 million discrete tax benefit from the Foreign-Derived Intangible Income (FDII) deduction attributable to a royalty prepayment, as well as the tax effect on impairments and other charges. The income tax provision during the three months ended
September 30, 2025, includes a $125 million tax expense associated with a valuation allowance recorded against our United States foreign tax credits, as well as the tax effect on impairments and other charges and the impairment of an investment in Argentina.

See Footnote Table 1 for Reconciliation of Operating Income to Adjusted Operating Income.
See Footnote Table 3 for Reconciliation of Net Income to Adjusted Net Income.
HALLIBURTON COMPANY
Condensed Consolidated Statements of Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Year Ended
	December 31,
	2025	2024
Revenue:
Completion and Production	$12,782	$13,251
Drilling and Evaluation	9,402	9,693
Total revenue	$22,184	$22,944
Operating income:
Completion and Production	$2,128	$2,709
Drilling and Evaluation	1,379	1,608
Corporate and other	(262)	(255)
SAP S4 upgrade expense	(154)	(124)
Impairment and other charges (a)	(831)	(116)
Total operating income	2,260	3,822
Interest expense, net	(352)	(353)
Other, net (b)	(137)	(235)
Income before income taxes	1,771	3,234
Income tax provision (c)	(479)	(718)
Net income	$1,292	$2,516
Net income attributable to noncontrolling interest	(9)	(15)
Net income attributable to Company	$1,283	$2,501

Basic net income per share	$1.50	$2.84
Diluted net income per share	$1.50	$2.83
Basic weighted average common shares outstanding	853	882
Diluted weighted average common shares outstanding	853	883

(a) See Footnote Table 2 for details of the impairments and other charges recorded during the years ended December 31, 2025 and December 31, 2024.
(b)
During the year ended December 31, 2025, Halliburton incurred a charge of $23 million due to the impairment of an investment in Argentina. During the year ended December 31, 2024, Halliburton incurred a charge of $82 million, primarily due to the impairment of an investment in Argentina and currency devaluation in Egypt.

(c)
The income tax provision during the year ended December 31, 2025, includes a $125 million tax expense associated with a valuation allowance recorded against our United States foreign tax credits, an $86 million discrete tax benefit from the FDII deduction attributable to a royalty prepayment, as well as the tax effect on impairments and other charges, and the impairment of an investment in Argentina. The income tax provision during the year ended December 31, 2024, includes a $41 million tax benefit associated with a partial release of a valuation allowance on deferred tax assets based on market conditions, as well as the tax effects on impairments and other charges, the impairment of an investment in
Argentina, and Egypt currency impact.

See Footnote Table 2 for Reconciliation of Operating Income to Adjusted Operating Income.
See Footnote Table 4 for Reconciliation of Net Income to Adjusted Net Income.
HALLIBURTON COMPANY
Condensed Consolidated Balance Sheets
(Millions of dollars)
(Unaudited)

	December 31,
	2025	2024
Assets
Current assets:
Cash and equivalents	$2,206	$2,618
Receivables, net	4,942	5,117
Inventories	2,976	3,040
Other current assets	1,274	1,607
Total current assets	11,398	12,382
Property, plant, and equipment, net	5,261	5,113
Goodwill	2,938	2,838
Deferred income taxes	2,298	2,339
Operating lease right-of-use assets	938	1,022
Other assets	2,177	1,893
Total assets	$25,010	$25,587
Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$3,133	$3,189
Accrued employee compensation and benefits	767	711
Current portion of operating lease liabilities	263	263
Current maturities of long-term debt	—	381
Other current liabilities	1,425	1,506
Total current liabilities	5,588	6,050
Long-term debt	7,158	7,160
Operating lease liabilities	712	798
Employee compensation and benefits	428	414
Other liabilities	619	617
Total liabilities	14,505	15,039
Company shareholders’ equity	10,461	10,506
Noncontrolling interest in consolidated subsidiaries	44	42
Total shareholders’ equity	10,505	10,548
Total liabilities and shareholders’ equity	$25,010	$25,587
HALLIBURTON COMPANY
Condensed Consolidated Statements of Cash Flows
(Millions of dollars)
(Unaudited)

	Year Ended		Three Months Ended
	December 31,		December 31,
	2025	2024	2025
Cash flows from operating activities:
Net income	$1,292	$2,516	$589
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation, depletion, and amortization	1,136	1,079	290
Impairments and other charges	831	116	83
Working capital (a)	196	(103)	307
Other operating activities	(529)	257	(104)
Total cash flows provided by operating activities	2,926	3,865	1,165
Cash flows from investing activities:
Capital expenditures	(1,254)	(1,442)	(337)
Purchase of an equity investment	(363)	(139)	(20)
Purchases of marketable securities	(202)	(438)	(74)
Payments to acquire business	(185)	(27)	(10)
Sales of marketable securities	444	214	216
Proceeds from sales of property, plant, and equipment	185	223	47
Sale of an equity investment	120	—	—
Other investing activities	(70)	(45)	(21)
Total cash flows used in investing activities	(1,325)	(1,654)	(199)
Cash flows from financing activities:
Stock repurchase program	(1,007)	(1,005)	(250)
Dividends to shareholders	(579)	(600)	(143)
Payments on long-term borrowings	(389)	(100)	(382)
Other financing activities	(12)	(25)	4
Total cash flows used in financing activities	(1,987)	(1,730)	(771)
Effect of exchange rate changes on cash	(26)	(127)	(15)
Increase (decrease) in cash and equivalents	(412)	354	180
Cash and equivalents at beginning of period	2,618	2,264	2,026
Cash and equivalents at end of period	$2,206	$2,618	$2,206

(a)	Working capital includes receivables, inventories, and accounts payable.
See Footnote Table 5 for Reconciliation of Cash Flows from Operating Activities to Free Cash Flow.
HALLIBURTON COMPANY
Revenue and Operating Income Comparison
By Operating Segment and Geographic Region
(Millions of dollars)
(Unaudited)

	Three Months Ended
	December 31,		September 30,
Revenue	2025	2024	2025
By operating segment:
Completion and Production	$3,268	$3,178	$3,223
Drilling and Evaluation	2,389	2,432	2,377
Total revenue	$5,657	$5,610	$5,600

By geographic region:
North America	$2,207	$2,213	$2,364
Latin America	1,066	953	996
Europe/Africa/CIS	928	795	828
Middle East/Asia	1,456	1,649	1,412
Total revenue	$5,657	$5,610	$5,600

Operating Income
By operating segment:
Completion and Production	$570	$629	$514
Drilling and Evaluation	367	401	348
Total operations	937	1,030	862
Corporate and other	(66)	(65)	(64)
SAP S4 upgrade expense	(42)	(33)	(50)
Impairments and other charges	(83)	—	(392)
Total operating income	$746	$932	$356

See Footnote Table 1 for Reconciliation of Operating Income to Adjusted Operating Income.
HALLIBURTON COMPANY
Revenue and Operating Income Comparison
By Operating Segment and Geographic Region
(Millions of dollars)
(Unaudited)

	Year Ended
	December 31,
Revenue	2025	2024
By operating segment:
Completion and Production	$12,782	$13,251
Drilling and Evaluation	9,402	9,693
Total revenue	$22,184	$22,944

By geographic region:
North America	$9,066	$9,626
Latin America	3,935	4,211
Europe/Africa/CIS	3,351	3,003
Middle East/Asia	5,832	6,104
Total revenue	$22,184	$22,944

Operating Income
By operating segment:
Completion and Production	$2,128	$2,709
Drilling and Evaluation	1,379	1,608
Total operations	3,507	4,317
Corporate and other	(262)	(255)
SAP S4 upgrade expense	(154)	(124)
Impairments and other charges	(831)	(116)
Total operating income	$2,260	$3,822

See Footnote Table 2 for Reconciliation of Operating Income to Adjusted Operating Income.
FOOTNOTE TABLE 1
HALLIBURTON COMPANY
Reconciliation of Operating Income to Adjusted Operating Income
(Millions of dollars)
(Unaudited)

	Three Months Ended
	December 31,		September 30,
	2025	2024	2025
Operating income	$746	$932	$356
Impairments and other charges:
Equity in earnings loss	50	—	—
Impairment of assets held for sale	24	—	96
Severance costs	23	—	169
Fixed and Other assets write-offs	—	—	115
Gain on investment	—	—	(6)
Cybersecurity incident	—	—	(10)
Other	(14)	—	28
Total impairments and other charges (a)	83	—	392
Adjusted operating income (b) (c)	$829	$932	$748

(a)
During the three months ended December 31, 2025, Halliburton recognized a pre-tax charge of $83 million as a result of an equity in earnings loss, an impairment of assets held for sale, severance costs, and other items. During the three months ended September 30, 2025, Halliburton recognized a pre-tax charge of $392 million as a result of severance costs, fixed and other assets write-offs, an impairment of assets held for sale, and other items.

(b)
Adjusted operating income is a non-GAAP financial measure which is calculated as: “Operating income” plus “Total impairments and other charges” for the respective periods. Management believes that operating income adjusted for impairments and other charges is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the company's normal operating results. Management analyzes operating income without the impact of these items as an indicator of performance, to identify underlying trends in the business, and to establish operational goals. The adjustments remove the effect of these items.

(c)
We calculate operating margin by dividing operating income by revenue. We calculate adjusted operating margin, a non-
GAAP financial measure, by dividing adjusted operating income by revenue. Management believes adjusted operating margin is useful to investors to assess and understand operating performance.

FOOTNOTE TABLE 2
HALLIBURTON COMPANY
Reconciliation of Operating Income to Adjusted Operating Income
(Millions of dollars)
(Unaudited)

	Year Ended
	December 31,
	2025	2024
Operating income	$2,260	$3,822
Impairments and other charges:
Severance costs	299	63
Impairment of assets held for sale	224	49
Fixed and Other assets write-offs	115	—
Impairment of real estate facilities	53	—
Equity in earnings loss	50	—
Gain on investment	(6)	(43)
Cybersecurity incident	(10)	35
Other	106	12
Total impairments and other charges (a)	831	116
Adjusted operating income (b) (c)	$3,091	$3,938

(a)
During the year ended December 31, 2025, Halliburton recognized a pre-tax charge of $831 million as a result of severance costs, an impairment of assets held for sale, fixed and other assets write-offs, an impairment on real estate facilities, an equity in earnings loss, and other items, primarily related to legacy environmental remediation cost estimate increases. During the year ended December 31, 2024, Halliburton recognized a pre-tax charge of $116 million as a result of severance costs, an impairment of assets held for sale, expenses related to a cybersecurity incident, a gain on a fair value adjustment of an equity investment, and other items.

(b)
Adjusted operating income is a non-GAAP financial measure which is calculated as: “Operating income” plus “Total impairments and other charges” for the respective periods. Management believes that operating income adjusted for impairments and other charges is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the company's normal operating results.
Management analyzes operating income without the impact of these items as an indicator of performance, to identify underlying trends in the business, and to establish operational goals. The adjustments remove the effect of these items.

(c)
We calculate operating margin by dividing operating income by revenue. We calculate adjusted operating margin, a non-GAAP financial measure, by dividing adjusted operating income by revenue. Management believes adjusted operating margin is useful to investors to assess and understand operating performance.

FOOTNOTE TABLE 3
HALLIBURTON COMPANY
Reconciliation of Net Income to Adjusted Net Income
(Millions of dollars and shares except per share data)
(Unaudited)

	Three Months Ended
	December 31,		September 30,
	2025	2024	2025
Net income attributable to company	$589	$615	$18

Adjustments:
Impairments and other charges (a)	83	—	392
Other, net (b)	—	—	23
Total adjustments, before taxes	83	—	415
Tax benefit from prepayment (c)	(86)	—	—
Tax valuation allowance (c)	—	—	125
Tax adjustment (c)	(10)	—	(62)
Total adjustments, net of taxes (d)	(13)	—	478
Adjusted net income attributable to company (d)	$576	$615	$496

Diluted weighted average common shares outstanding	840	875	850
Net income per diluted share (e)	$0.70	$0.70	$0.02
Adjusted net income per diluted share (e)	$0.69	$0.70	$0.58

(a)	See Footnote Table 1 for details of the impairments and other charges recorded during the three months ended December 31, 2025 and September 30, 2025.
(b)	During the three months ended September 30, 2025, Halliburton incurred a charge of $23 million due to the impairment of an investment in Argentina.
(c)
The adjustments include an $86 million discrete tax benefit from the FDII deduction attributable to a royalty prepayment as well as the tax effect on impairments and other charges during the three months ended December 31, 2025. During the three months ended September 30, 2025, the adjustments include a $125 million tax expense associated with a valuation allowance recorded against our deferred tax assets, which resulted from the impact on the realizability of our United
States foreign tax credits due to the “One Big Beautiful Bill Act” (OBBBA), as well as the tax effect on impairments and other charges and the impairment of an investment in Argentina.

(d)
Adjusted net income attributable to company is a non-GAAP financial measure which is calculated as: “Net income attributable to company” plus “Total adjustments, net of taxes” for the respective periods. Management believes net income adjusted for impairments and other charges and the Argentina investment impairment, along with the tax adjustments is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the company's normal operating results. Management analyzes net income without the impact of these items as an indicator of performance to identify underlying trends in the business and to establish operational goals. Total adjustments remove the effect of these items.

(e)
Net income per diluted share is calculated as: “Net income attributable to company” divided by “Diluted weighted average common shares outstanding.” Adjusted net income per diluted share is a non-GAAP financial measure which is calculated as: “Adjusted net income attributable to company” divided by “Diluted weighted average common shares outstanding.”
Management believes adjusted net income per diluted share is useful to investors to assess and understand operating performance.

FOOTNOTE TABLE 4
HALLIBURTON COMPANY
Reconciliation of Net Income to Adjusted Net Income
(Millions of dollars and shares except per share data)
(Unaudited)

	Year Ended
	December 31,
	2025	2024
Net income attributable to company	$1,283	$2,501

Adjustments:
Impairments and other charges (a)	831	116
Other, net (b)	23	82
Total adjustments, before taxes	854	198
Tax valuation allowance (c)	125	—
Tax benefit from prepayment (c)	(86)	—
Tax adjustment (c)	(115)	(55)
Total adjustments, net of taxes (d)	778	143
Adjusted net income attributable to company (d)	$2,061	$2,644

Diluted weighted average common shares outstanding	853	883
Net income per diluted share (e)	$1.50	$2.83
Adjusted net income per diluted share (e)	$2.42	$2.99

(a)	See Footnote Table 2 for details of the impairments and other charges recorded during the years ended December 31, 2025 and December 31, 2024.
(b)
During the year ended December 31, 2025, Halliburton incurred a charge of $23 million due to the impairment of an investment in Argentina. During the year ended December 31, 2024, Halliburton incurred a charge of $82 million, primarily due to the impairment of an investment in Argentina and currency devaluation in Egypt.

(c)
The adjustments include a $125 million tax expense associated with a valuation allowance recorded against our deferred tax assets, which resulted from the impact on the realizability of our United States foreign tax credits due to the OBBBA, an $86 million discrete tax benefit from the FDII deduction attributable to a royalty prepayment, as well as the tax effect on impairments and other charges, and the impairment of an investment in Argentina, recorded during the year ended
December 31, 2025. During the year ended December 31, 2024, the tax adjustment includes a $41 million tax benefit associated with a partial release of a valuation allowance on deferred tax assets based on market conditions, the tax effects on impairments and other charges, the impairment of an investment in Argentina, and Egypt currency impact.

(d)
Adjusted net income attributable to company is a non-GAAP financial measure which is calculated as: “Net income attributable to company” plus “Total adjustments, net of taxes” for the respective periods. Management believes net income adjusted for the impairments and other charges, Egypt currency impact, and Argentina investment impairments, along with the tax adjustments, is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the company's normal operating results. Management analyzes net income without the impact of these items as an indicator of performance to identify underlying trends in the business and to establish operational goals. Total adjustments remove the effect of these items.

(e)
Net income per diluted share is calculated as: “Net income attributable to company” divided by “Diluted weighted average common shares outstanding.” Adjusted net income per diluted share is a non-GAAP financial measure which is calculated as: “Adjusted net income attributable to company” divided by “Diluted weighted average common shares outstanding.”
Management believes adjusted net income per diluted share is useful to investors to assess and understand operating performance.

FOOTNOTE TABLE 5
HALLIBURTON COMPANY
Reconciliation of Cash Flows from Operating Activities to Free Cash Flow
(Millions of dollars)
(Unaudited)

	Year Ended		Three Months Ended
	December 31,		December 31,
	2025	2024	2025
Total cash flows provided by operating activities	$2,926	$3,865	$1,165
Capital expenditures	(1,254)	(1,442)	(337)
Proceeds from sales of property, plant, and equipment	185	223	47
Free cash flow (a)	$1,857	$2,646	$875

(a)
Free Cash Flow is a non-GAAP financial measure which is calculated as “Total cash flows provided by operating activities”
less “Capital expenditures” plus “Proceeds from sales of property, plant, and equipment.” Management believes that Free
Cash Flow is a key measure to assess liquidity of the business and is consistent with the disclosures of Halliburton's direct, large-cap competitors.

Conference Call Details
Halliburton Company (NYSE: HAL) will host a conference call on Wednesday,
January 21, 2026, to discuss its fourth quarter 2025 financial results. The call will begin at 8:00 a.m. CT (9:00 a.m. ET).
Please visit the Halliburton website to listen to the call via live webcast. A recorded version will be available for seven days under the same link immediately following the conclusion of the conference call. You can also pre-register for the conference call and obtain your dial in number and passcode by clicking here.
CONTACTS
Investor Relations Contact
David Coleman
Investors@Halliburton.com
281-871-2688
Media Relations
Alexandra Franceschi
PR@Halliburton.com
281-871-2601